UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2014

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.02 Non-reliance on Previously Issued Financial Statements.

On March 6, 2014, our former auditor, Patrick E. Rodgers, had his registration revoked by the Public Accounting Oversight Board (“Board” or “PCAOB”). A copy of the Order is available at:

http://pcaobus.org/Enforcement/Decisions/Documents/2014_Rodgers.pdf.

One of the consequences of the PCAOB’s action regarding Mr. Rodgers is that Boreal Water Collection, Inc. (“Company”) can no longer utilize or rely on Mr. Rodgers’ audited financial statements for the fiscal year ending December 31, 2012.

As a result, the Company must engage a new PCAOB licensed CPA to audit fiscal year 2012. Our Form 10-K filed to date, as well as the 10-K for fiscal year 2013 must contain the new audited financial statements for 2012.

We became aware of Mr. Rodgers’ revoked PCAOB registration upon receiving a letter from SEC staff dated March 11, 2014. The date of this notification did not allow the Company enough time to arrange for and complete a new audit for the fiscal year 2012, nor to amend our 2012 10-K and prepare and file our 2013 10-K (that must contain audited financial statements for 2012 and 2013).

The Company published an Annual Report on OTC Markets.com on April 15, 2014. This report contains unaudited financial statements. The Company anticipates amending and filing our 2012 10-K and filing our 2013 10-K on or about the end of May, 2014. We are continuing to do as much as possible to expedite the preparation and filing of these reporting documents.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2014

Boreal Water Collection, Inc.

By: /s/ Francine lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors

3